UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2013

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Approval of Award Agreements under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan

The Compensation Committee of the Board of Directors (the “Committee”) of T-Mobile US, Inc. (“T-Mobile”) has approved forms of time-vesting restricted stock unit (“RSU”) and performance-vesting restricted stock unit (“PRSU”) award agreements (collectively, the “Agreements”) that set forth the terms of RSU awards and PRSU awards that may be granted to T-Mobile’s executive officers under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”), subject to the terms of the 2013 Plan. On June 10, 2013, each executive officer received a combined grant of an RSU award and a PRSU award, with the number of shares subject to the PRSU award at target equal to the number of shares subject to the RSU award, except that for the Chief Executive Officer the combined grant was approximately 62% in the form of PRSUs and 38% in the form of RSUs.

The Agreements are filed as Exhibits 10.01 and 10.02 to this report.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.01	Form of Restricted Stock Unit Award Agreement (Time-Vesting) for Executive Officers under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan

10.02	Form of Restricted Stock Unit Award Agreement (Performance-Vesting) for Executive Officers under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description

10.01	Form of Restricted Stock Unit Award Agreement (Time-Vesting) for Executive Officers under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan

10.02	Form of Restricted Stock Unit Award Agreement (Performance-Vesting) for Executive Officers under the T-Mobile US, Inc. 2013 Omnibus Incentive Plan